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                                                                     Exhibit 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  ARQULE, INC.

                         CAMITRO ACQUISITION CORPORATION

                                       AND

                               CAMITRO CORPORATION

                                       AND

                          THE PRINCIPAL STOCKHOLDERS OF

                        CAMITRO CORPORATION NAMED HEREIN

                          DATED AS OF JANUARY 16, 2001

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ARTICLE I             THE MERGER.................................................................................1

         1.1      The Merger.....................................................................................1

         1.2      Effective Time; Closing........................................................................1

         1.3      Effect of the Merger...........................................................................2

         1.4      Articles of Organization; Bylaws...............................................................2

         1.5      Directors and Officers.........................................................................2

         1.6      Effect on Capital Stock........................................................................2

         1.7      Surrender of Certificates......................................................................4

         1.8      No Further Ownership Rights in Camitro Stock...................................................5

         1.9      Restricted Shares..............................................................................5

         1.10     Dissenting Shares..............................................................................5

         1.11     Lost, Stolen or Destroyed Certificates.........................................................5

         1.12     Tax Consequences...............................................................................6

         1.13     Taking of Necessary Action; Further Action.....................................................6

         1.14     Escrow of Merger Shares........................................................................6

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF CAMITRO..................................................6

         2.1      Organization of Camitro........................................................................6

         2.2      Camitro Capital Structure......................................................................7

         2.3      Obligations With Respect to Capital Stock......................................................7

         2.4      Authority......................................................................................8

         2.5      Camitro Financial Statements...................................................................9

         2.6      Absence of Certain Changes or Events...........................................................9

         2.7      Taxes.........................................................................................10

         2.8      Title to Properties; Absence of Liens and Encumbrances........................................13

         2.9      Intellectual Property.........................................................................13

         2.10     Compliance; Permits; Restrictions.............................................................14

         2.11     Litigation....................................................................................14

         2.12     Brokers' and Finders' Fees....................................................................15

         2.13     Employee Benefits.............................................................................15

         2.14     Employment Matters............................................................................16

         2.15     Environmental Matters.........................................................................16

         2.16     Agreements, Contracts and Commitments.........................................................17

         2.17     Disclosure....................................................................................17
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ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS..............................18

         3.1      Title to Shares...............................................................................18

         3.2      Authority to Execute and Perform Agreements...................................................18

         3.3      No Breach.....................................................................................18

         3.4      Brokerage.....................................................................................18

         3.5      Investment Representations....................................................................18

         3.6      Restrictions on Transfer......................................................................19

         3.7      Investigation.................................................................................19

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF ARQULE AND MERGER SUB...................................19

         4.1      Organization of ArQule........................................................................19

         4.2      ArQule Capital Structure......................................................................20

         4.3      Authority.....................................................................................20

         4.4      SEC Filings; ArQule Financial Statements......................................................21

         4.5      Absence of Certain Changes or Events..........................................................22

         4.6      Litigation....................................................................................22

         4.7      Interim Operations of Merger Sub..............................................................22

         4.8      Brokers' and Finders' Fee.....................................................................22

ARTICLE V             CONDUCT PRIOR TO THE EFFECTIVE TIME.......................................................22

         5.1      Conduct of Business by Camitro................................................................22

         5.2      Certain Actions by Camitro....................................................................22

         5.3      Certain Action by the Principal Stockholders..................................................24

ARTICLE VI            ADDITIONAL AGREEMENTS.....................................................................24

         6.1      Access to Information; Confidentiality........................................................24

         6.2      Agreement Not to Entertain Other Offers.......................................................24

         6.3      Public Disclosure.............................................................................25

         6.4      Legal Requirements............................................................................25

         6.5      Camitro Stock Options and Warrants............................................................25

         6.6      Camitro Employee Plans........................................................................26

         6.7      ArQule Form S-8...............................................................................26

         6.8      NNM Listing...................................................................................26

         6.9      Registration Rights...........................................................................26

         6.10     Transfer Taxes................................................................................26

         6.11     Fees and Expenses.............................................................................27

         6.12     Stockholder Meeting...........................................................................27
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         6.13     Notification of Certain Matters...............................................................27

         6.14     Best Efforts and Further Assurances...........................................................27

         6.15     Disclaimer Regarding Tax Status...............................................................28

         6.16     Voting of Camitro Stock.......................................................................28

         6.17     Certain Tax Matters...........................................................................28

         6.18     Transaction Restructuring for Tax Purposes....................................................28

         6.19     Post-Closing Camitro Employee Matters.........................................................28

         6.20     Executive Compensation........................................................................29

         6.21     Assignment and Assumption of Camitro Lease....................................................29

ARTICLE VII           CONDITIONS TO THE MERGER..................................................................29

         7.1      Conditions to Obligations of Each Party to Effect the Merger..................................29

         7.2      Additional Conditions to Obligations of Camitro and the Principal Stockholders................29

         7.3      Additional Conditions to the Obligations of ArQule and Merger Sub.............................30

ARTICLE VIII          TERMINATION, AMENDMENT AND WAIVER.........................................................32

         8.1      Termination...................................................................................32

         8.2      Bridge Loan...................................................................................32

         8.3      Notice of Termination; Effect of Termination..................................................33

         8.4      Fees and Expenses.............................................................................33

         8.5      Amendment.....................................................................................33

         8.6      Extension; Waiver.............................................................................33

ARTICLE IX            INDEMNIFICATION...........................................................................33

         9.1      Survival......................................................................................33

         9.2      Obligation of the Stockholders of Camitro to Indemnify........................................34

         9.3      Obligation of ArQule to Indemnify.............................................................34

         9.4      Limitations on Indemnification................................................................34

         9.5      Notice and Defense of Claims..................................................................35

         9.6      Submission to Jurisdiction....................................................................35

ARTICLE X             GENERAL PROVISIONS........................................................................36

         10.1     Notices.......................................................................................36

         10.2     Interpretation................................................................................37

         10.3     Counterparts..................................................................................37

         10.4     Entire Agreement..............................................................................37

         10.5     Severability..................................................................................37

         10.6     Other Remedies; Specific Performance..........................................................37
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         10.7     Governing Law.................................................................................37

         10.8     Rules of Construction.........................................................................38

         10.9     Assignment....................................................................................38

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                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") dated as of January 16, 2001 is by and among ArQule, Inc. ("ARQULE"), a Delaware corporation, Camitro Acquisition Corporation ("MERGER SUB"), a Delaware corporation and a wholly owned subsidiary of ArQule, Camitro Corporation ("CAMITRO"), a California corporation, and the stockholders of Camitro identified on the signature pages hereto (collectively, the "PRINCIPAL STOCKHOLDERS").

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the California General Corporation Law (the "CGCL"), ArQule and Camitro will enter into a business combination transaction pursuant to which Merger Sub will merge with and into Camitro (the "MERGER").

     B. ArQule, Camitro, Merger Sub and the Principal Stockholders desire to make certain representations and warranties and other agreements in connection with the Merger.

     C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the CGCL and the DGCL, Merger Sub shall be merged with and into Camitro, the separate corporate existence of Merger Sub shall cease and Camitro shall continue as the surviving corporation (the "SURVIVING CORPORATION").

     1.2 EFFECTIVE TIME; CLOSING. The closing of the Merger (the "CLOSING") shall take place at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date, and location as the parties hereto agree in writing (the "CLOSING DATE"). At the Closing, the parties shall deliver to each other the various certificates and instruments required under Article VII, as well as the other deliveries to be made at Closing pursuant to this Agreement. As soon as practicable thereafter, the parties shall cause the Merger to be consummated by executing and filing Articles of Merger and Certificate of Merger (the "MERGER ARTICLES") with the Secretaries of State of California and Delaware in accordance with the relevant provisions of the DGCL and the CGCL, respectively (the time of the later acceptance of either such filing (or such later time as may be agreed in writing by the parties and specified in the Merger Articles) being the "EFFECTIVE TIME"). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and the Merger Articles.

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     1.3  EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the CGCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Camitro and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Camitro and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  ARTICLES OF ORGANIZATION; BYLAWS.

          (a) At the Effective Time, the Articles of Incorporation of Camitro, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation. The purposes of the Surviving Corporation shall be the purposes of Camitro, as in effect immediately prior to the Effective Time.

          (b) The Bylaws of Camitro, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Camitro immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

     1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Camitro or the holders of any of the following securities, the following actions shall occur with respect to the capital stock of Camitro and Merger Sub:

          (a) CONVERSION OF CAMITRO STOCK. All shares of Common Stock of Camitro (the "CAMITRO COMMON STOCK"), all shares of Series A Preferred Stock of Camitro (the "Camitro Series A Preferred Stock") and all shares of Series B Preferred Stock of Camitro (the "CAMITRO SERIES B PREFERRED STOCK," and together with Camitro Series A Preferred Stock and Camitro Series B Preferred Stock, the "CAMITRO STOCK"), issued and outstanding immediately before the Effective Time (other than any shares of Camitro Stock to be canceled pursuant to Section 1.6(c) if any, and shares of Camitro Stock held by a stockholder who has properly exercised dissenters' rights in accordance with Section 1300 of the CGCL, which shall be treated in accordance with Section 1.10) will be canceled and extinguished and automatically converted (subject to Section 1.6(e)) into the right to receive the following shares and, subject to provisions of Section 1.6(b), cash (together, the "MERGER CONSIDERATION"):

               (i) A number of shares (the "MERGER SHARES") of Common Stock, par value $.01 per share, of ArQule (the "ARQULE COMMON STOCK") determined by multiplying the number of shares of Camitro Stock held by each such holder by the Stock Conversion Factor (as defined below); and

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               (ii) an amount in cash for each share of Camitro Stock held by each such holder determined by dividing the Merger Cash (as defined herein), if any, determined pursuant to Section 1.6(b) by the number of shares of Camitro Common Stock either outstanding or issuable on conversion of the Camitro Series A Preferred Stock and the Camitro Series B Preferred Stock immediately prior to the Effective Time, but excluding shares of Camitro Stock canceled pursuant to Section 1.6(c);

such Merger Consideration to be allocated among the holders of shares of Camitro Stock on a pro rata basis, subject to the provisions of Sections 1.9 and 1.14; notwithstanding anything to the contrary contained herein, if the Per Share Value (as defined in Section 6.5(b)) is less than $3.10, then the Merger Consideration shall be allocated as set forth in Section 3 of the Articles of Incorporation of Camitro and the Camitro Stock shall be canceled and extinguished and automatically converted into the right to receive the Merger Consideration.

               (iii) "Stock Conversion Factor" means the quotient obtained by dividing (i) 3,390,000 less the aggregate number of shares of ArQule Common Stock reserved for issuance under Section 1.6(d) and 6.5(a) hereof by (ii) the number of shares of Camitro Common Stock either outstanding or issuable on conversion of outstanding shares of Camitro Series A Preferred Stock and Camitro Series B Preferred Stock immediately prior to the Effective Time, but excluding shares of Camitro Stock canceled pursuant to Section 1.6(c), if any, and excluding shares of Camitro Stock reserved for issuance to the University of Pittsburgh pursuant to Section 7.3(k).

          (b) MERGER CASH. If the product of the Market Value (as defined herein) multiplied by 3,390,000 shares of ArQule Common Stock is less than $95,000,000, then the Merger Consideration shall include a cash payment, not to exceed $10,000,000, equal to the excess of $95,000,000 over such product (the "MERGER CASH"). For purposes of this Agreement, "MARKET VALUE" of ArQule Common Stock means the average of the closing prices of ArQule Common Stock as reported on the Nasdaq National Market for the ten (10) consecutive trading days ending on the day prior to the date of the Camitro stockholder meeting scheduled pursuant to Section 6.12.

          (c) CANCELLATION OF CERTAIN SHARES. Each share of Camitro Stock held in the treasury of Camitro, if any, owned by Merger Sub, ArQule or any direct or indirect wholly owned subsidiary of Camitro or of ArQule immediately before the Effective Time shall be canceled and extinguished without any conversion thereof.

          (d) STOCK OPTIONS AND WARRANTS. At the Effective Time, all options to purchase Camitro Common Stock then outstanding under Camitro's 1999 Stock Option Plan (the "CAMITRO STOCK PLAN") and all warrants to purchase Camitro Series B Preferred Stock then outstanding shall be assumed by ArQule in accordance with
Section 6.5 hereof.

          (e) FRACTIONAL SHARES. No fraction of a share of ArQule Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Camitro Stock who would otherwise be entitled to a fraction of a share of ArQule Common Stock (after aggregating all fractional shares of ArQule Common Stock to be received by such holder) shall receive from ArQule an amount of cash (rounded to the nearest whole cent) equal to the product of such

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fraction, multiplied by the closing price per share of ArQule Common Stock on the last trading day before the Closing Date, as reported on the Nasdaq National Market.

          (f) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.7  SURRENDER OF CERTIFICATES.

          (a) DELIVERY OF CAMITRO STOCK. At the Closing, each Stockholder shall surrender and deliver to ArQule certificates (the "CERTIFICATES") representing all of such holder's ownership of Camitro Stock.

          (b) DELIVERY OF MERGER CASH. At the Closing, ArQule shall deliver to the holders of shares of Camitro Stock the Merger Cash, if any, to be allocated among the holders of shares of Camitro Stock in accordance with SCHEDULE 1 by wire transfer to an account designated by the holders.

          (c) DELIVERY OF MERGER SHARES. As soon as practicable after the Effective Time, subject to Sections 1.9 and 1.14, ArQule shall cause its transfer agent to mail to each holder of shares of Camitro Stock who has delivered his, her or its Certificate(s) pursuant to Section 1.7(a) a certificate representing that number of Merger Shares into which such shares of Camitro Stock theretofore held by such stockholder shall have been converted pursuant to the provisions of this Agreement.

          (d) EFFECT OF FAILURE TO DELIVER CAMITRO STOCK. Until surrendered in accordance with the provisions of this Section, each Certificate representing Camitro Stock held by a stockholder shall be deemed from and after the Effective Time, for all corporate purposes, to evidence only ownership of the number of full shares of ArQule Common Stock into which such shares of Camitro Stock shall have been so converted and the right to receive a proportionate amount of Merger Cash, if any, and any cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(e).

          (e) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to ArQule Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of ArQule Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof certificates representing whole shares of ArQule Common Stock issued in exchange therefor, without interest, along with the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of ArQule Common Stock, a proportionate amount of Merger Cash, if any, and cash in lieu of any fractional shares in accordance with Section 1.6(e).

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          (f)  TRANSFERS OF OWNERSHIP. If any certificate for shares of ArQule
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed, accompanied by any documents required to evidence and effect such transfer and otherwise in proper form for transfer and that the person requesting such exchange will have paid to ArQule or any agent designated by it any applicable transfer taxes required by reason of the issuance of a certificate for shares of ArQule Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall provide evidence that any applicable transfer taxes have been paid.

     1.8 NO FURTHER OWNERSHIP RIGHTS IN CAMITRO STOCK. All Merger Shares issued and Merger Cash paid upon the surrender for exchange of shares of Camitro Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Camitro Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Camitro Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9 RESTRICTED SHARES. The number of Merger Shares designated as "RESTRICTED SHARES" on SCHEDULE 1 shall continue to be subject to the restrictions set forth in the Restricted Stock Purchase Agreements between Camitro and the holder of such Restricted Shares, subject to changes consistent with this Agreement. The Restricted Shares shall be deemed outstanding as of the Effective Time, but shall be subject to forfeiture as set forth in such Restricted Stock Purchase Agreement.

     1.10 DISSENTING SHARES.

          (a) Shares of Camitro Stock held by a stockholder who has properly exercised dissenters' rights with respect thereto in accordance with Sections 1300-1303 of the CGCL (collectively, the "DISSENTING SHARES") shall not be converted into Merger Consideration. From and after the Effective Time, a stockholder who has properly exercised such dissenters' rights shall no longer retain any rights of a stockholder of Camitro or the Surviving Corporation, except those provided under the CGCL.

          (b) Camitro shall give ArQule (i) prompt notice of any written demands under Section 1301 of the CGCL with respect to any shares of Camitro Stock, any withdrawal of any such demands and any other instruments served pursuant to the CGCL and received by Camitro and (ii) the right to participate in all negotiations and proceedings with respect to any demands under Section 1301 with respect to any shares of Camitro Stock. Camitro shall cooperate with ArQule concerning such demands, and shall not, except with the prior written consent of ArQule, voluntarily make any payment with respect to, or offer to settle or settle, any such demands. Camitro shall be responsible for all payments with respect to Dissenting Shares.

     1.11 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, ArQule shall direct its transfer agent to issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder

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thereof, such shares of ArQule Common Stock, Merger Cash, if any, and cash for fractional shares, if any, as may be required pursuant to Section 1.6(e); provided, however, that ArQule may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against ArQule or the transfer agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.12 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     1.13 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Camitro and Merger Sub, the officers and directors of Camitro and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

     1.14 ESCROW OF MERGER SHARES. At the Effective Time, ArQule shall deposit a number of Merger Shares having a Market Value (as defined in Section 1.6(b)) equal to ten percent (10%) of the sum of (i) the product of 3,390,000 multiplied by the Market Value, plus (ii) the amount of Merger Cash, if any, with an escrow agent reasonably satisfactory to Camitro to be held and disbursed by such agent in accordance with the form of escrow agreement (the "ESCROW AGREEMENT") attached hereto as Exhibit A.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF CAMITRO

     Camitro represents and warrants to ArQule and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure schedule supplied by Camitro to ArQule (the "CAMITRO DISCLOSURE SCHEDULE"), the section references of which correspond to the sections and subsections of this Agreement to which they relate, as follows:

     2.1 ORGANIZATION OF CAMITRO. Camitro is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed by Camitro to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Camitro Material Adverse Effect (as defined below). Camitro has no Subsidiaries (as defined below). Camitro has delivered or made available a true and correct copy of the Restated Articles of Incorporation (the "RESTATED ARTICLES") and Bylaws of Camitro, each as amended to date, to ArQule. The minute books of Camitro made available to ArQule contain an accurate record of all actions taken in all meetings of directors (or committees thereof) and stockholders or by written consent. The term "CAMITRO MATERIAL ADVERSE EFFECT" means, for

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purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospects of Camitro or the Surviving Corporation; provided, however, that any event, violation, inaccuracy, circumstance, or other matter occurring after the date of this Agreement that results from or relates to the taking of any action contemplated or permitted by this Agreement or the announcement or pendency of the Merger shall be disregarded. "SUBSIDIARY" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     2.2 CAMITRO CAPITAL STRUCTURE. The authorized capital stock of Camitro consists of 15,900,000 shares of Common Stock, of which 2,260,339 shares are issued and outstanding as of the date hereof, and 10,200,000 shares of Preferred Stock of which (i) 2,500,000 shares have been designated Series A Preferred Stock, of which 2,266,666 shares are issued and outstanding as of the date hereof and (ii) 7,700,000 shares have been designated Series B Preferred Stock, of which 6,615,383 shares are issued and outstanding as of the date hereof. The outstanding shares of Camitro Stock are held of record and beneficially by the persons and in the amounts set forth on SCHEDULE 1. All outstanding shares of Camitro Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive or similar rights created by statute, the Restated Articles or Bylaws of Camitro or any agreement or document to which Camitro is a party or by which it is bound. As of the date hereof, (i) an aggregate of 8,882,049 shares of Camitro Common Stock were reserved for issuance upon conversion of all outstanding shares of Camitro Series A Preferred Stock and Camitro Series B Preferred Stock, (ii) an aggregate of 2,270,000 shares of Camitro Common Stock, were reserved for issuance to employees, consultants, and non-employee directors pursuant to the Camitro Stock Plan, under which options were outstanding for an aggregate of 1,055,500 shares, net of exercises and cancellations, (iii) an aggregate of 225,762 shares of Camitro Series B Preferred Stock, net of exercises or conversions, were reserved for issuance under all outstanding warrants to purchase shares of Camitro Series B Preferred Stock, and (iv) an aggregate of 225,762 shares of Camitro Common Stock, net of exercises or conversions, were reserved for issuance upon conversion of the shares of Camitro Series B Preferred Stock issued upon exercise of outstanding warrants to purchase Camitro Series B Preferred Stock. All shares of Camitro Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

     2.3 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. The Camitro Disclosure Schedule lists, as of the date hereof, each outstanding option to acquire shares of Camitro Common Stock under the Camitro Stock Plan and each outstanding warrant, and the name of the holder of such option and warrant, the number of shares subject to such option and warrant, the exercise or conversion price of such option and warrant, and the vesting schedules for such option or warrant. Except for the shares described in Section 2.2 and the options and warrants described in this Section 2.3, there are no equity securities of any class of Camitro, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding, there are no calls, rights (including preemptive rights), commitments or agreements of any character to which Camitro is a party or by which it is bound obligating Camitro to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Camitro or obligating Camitro to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Camitro, there are no voting trusts, proxies or other agreements or understandings, with respect to any equity security of any class of Camitro.

     2.4  AUTHORITY.

          (a) Camitro has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Board of Directors. This Agreement has been duly executed and delivered by Camitro and, assuming the due authorization, execution and delivery by ArQule and Merger Sub, this Agreement constitutes the valid and binding obligation of Camitro, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement by Camitro does not, and the performance of this Agreement by Camitro will not, (i) conflict with or violate the Restated Articles or Bylaws of Camitro, (ii) subject to compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Camitro or by which any of its properties is bound, or (iii) result in any breach of or constitute a default under, or impair the rights of Camitro or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Camitro pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Camitro is a party or by which Camitro or its properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not, individually or in the aggregate, have a Camitro Material Adverse Effect.

          (b) Each consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental or regulatory body or authority or instrumentality ("GOVERNMENTAL ENTITY") required by or with respect to Camitro in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby has been obtained, except for (i) the filing of the Merger Articles with the Secretaries of State of California and Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not, individually or in the aggregate, have a Camitro Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the Merger.

     2.5 CAMITRO FINANCIAL STATEMENTS. Camitro has previously delivered to ArQule the audited financial statements of Camitro for the year ended December 31, 1999 (including the footnotes thereto), and the unaudited financial statements of Camitro for the nine months ended September 30, 2000 (the "CAMITRO INTERIM FINANCIAL STATEMENTS") (collectively, the "Camitro Financial Statements"). The Camitro Financial Statements have been prepared from, and are in accordance with, the books and records of Camitro and present fairly the financial position and the results of operations of Camitro as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise stated therein, and except that the Camitro Interim Financial Statements may not contain footnotes and are subject to normal and recurring year-end adjustments. Camitro has no liabilities (absolute, accrued, contingent or otherwise), whether or not of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP, that are, individually or in the aggregate, material to the business, results of operations or financial condition of Camitro, except liabilities (i) provided for in the Camitro Financial Statements, (ii) incurred since September 30, 2000 in the ordinary course of business consistent with past practices, or (iii) incurred in connection with the transactions contemplated hereby.

     2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2000, there has not occurred any Camitro Material Adverse Effect and there has not been, occurred or arisen any:

          (a) amendments or changes to the Restated Articles or Bylaws of Camitro;

          (b) individual capital expenditure or commitment, or series of related capital expenditure or commitments, by Camitro exceeding $25,000;

          (c) destruction of, damage to or loss of any assets material to the business of Camitro (whether or not covered by insurance);

          (d) to the best of Camitro's knowledge, any communication to Camitro as to a material adverse change in a material business relationship, including without limitation any cancellation or termination or notice of cancellation or termination of any material business relationship or a material portion of such relationship with Camitro or any notice of material decrease or planned decrease in the usage or purchase of the products or services of Camitro by any such entity from that reasonably expected by Camitro as of the date of this Agreement;

          (e) labor trouble or claim of wrongful discharge (except for such claims as would not reasonably be expected to result in potential damages greater than $50,000) or other unlawful labor practice or action that would have a Camitro Material Adverse Effect;

          (f) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Camitro;

          (g)  material revaluation by Camitro of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Camitro, or any direct or indirect redemption, purchase or other acquisition by Camitro of any of its capital stock;

          (i) increase in the salary or other compensation, other than in the ordinary course of business and consistent with past practices, payable or to become payable to any of its (i) officers or directors or (ii) employees or advisors who earn the top 20% of compensation paid by Camitro, declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person or grant or amendment of any stock option or other agreement pertaining to any such person;

          (j) sale, lease, license or other disposition of any material amount of the assets or properties of Camitro;

          (k) amendment or termination of any material contract, agreement or license to which Camitro is a party or by which it is bound, except for amendments or terminations described in Section 2.6(d);

          (l) loan by Camitro to any person or entity, incurring by Camitro of any indebtedness (except for indebtedness in amounts described in Section 2.16(a)(iv) of the Camitro Disclosure Schedule incurred under existing credit lines or arrangements set forth in Section 2.16(a)(iv) of the Camitro Disclosure Schedule), guaranteeing by Camitro of any indebtedness, issuance or sale of any debt securities of Camitro or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses and endorsing of checks payable to Camitro in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any material right or claim of Camitro, including any write-off or other compromise of any account receivable of Camitro other than in the ordinary course of business and consistent with past practices;

          (n) change in pricing or royalties set or charged by Camitro to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Camitro Intellectual Property (as defined herein) to Camitro other than in the ordinary course of business and consistent with past practices;

          (o) other transaction by Camitro except in the ordinary course of business as conducted on September 30, 2000 and consistent with past practices; or

          (p) commitment, understanding or agreement by Camitro or any officer or employee thereof to do any of the things described in the preceding clauses
(a) through (o) (other than this Agreement).

     2.7  TAXES.

          (a) All Tax Returns (as defined below) required to be filed on or before the date hereof by or with respect to Camitro have been filed within the time and in the manner prescribed by law. All such Tax Returns are true, correct, and complete in all material respects; provided, however, that no representation is made herein as to the availability for periods after the date that includes the Effective Time (the "EFFECTIVE DATE") to ArQule under Sections 382, 383, or 384 of the Code of Camitro's net operating losses, built-in losses, or tax credits shown on such Tax Returns. All Taxes owed by Camitro for the periods covered by such Tax Returns, whether or not shown on any Tax Return, have been paid. Camitro is not currently the beneficiary of any extension of time within which to file any Tax Return. Camitro files Tax Returns in all jurisdictions where it is required to so file, and no claim has ever been made in writing by any taxing authority in any other jurisdiction that Camitro is or may be subject to taxation by that jurisdiction.

          (b) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of Camitro, other than with respect to Taxes not yet due and payable.

          (c) No deficiency for any Taxes has been proposed in writing against Camitro, which deficiency has not been paid in full, and Camitro does not know of any basis upon which any such Tax deficiency could reasonably be expected to be asserted. No issue relating to Camitro or involving any Tax for which Camitro might be liable has been resolved in favor of any taxing authority in any audit or examination which, by application of the same principles, could reasonably be expected to result in a deficiency for Taxes of Camitro for any other period.

          (d) Section 2.7(d) of the Camitro Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to Camitro for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Except as set forth in Section 2.7(d), there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to Camitro for any taxable period, and no power of attorney granted by or with respect to Camitro relating to Taxes is currently in force. Camitro has delivered to ArQule true, complete and correct copies of all Tax Returns, audit reports, and statements of deficiencies for each of the last three taxable years filed by or issued to or with respect to Camitro (or, insofar as such items relate to Camitro, by or to any affiliated, consolidated, combined, or unitary group of which Camitro was then a member).

          (e) The unpaid Taxes of Camitro for all taxable periods (or portions thereof) ending on or prior to the Effective Date (i) did not, as of September 30, 2000, exceed the reserve for tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face (rather than in any notes thereof) of the balance sheet included in the Camitro Interim Financial Statements and (ii) will not, as of the Effective Date, exceed such reserve as adjusted to reflect the ordinary operations of Camitro after September 30, 2000 and through the Effective Date in accordance with the past customs and practice of Camitro in filing its Tax Returns.

          (f)  Camitro is not a "consenting corporation" within the meaning of
Section 341(f) of the Code, and no consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to Camitro or any of its assets or properties. None of the assets or properties of Camitro are or will be required to be treated as being
(i) owned by any other person pursuant to the provisions of Section 168(f)(8) of the

Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code. Camitro has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (g) Camitro has not been and is not currently in violation (or, with or without notice or lapse of time or both, would be in violation) of any applicable law or regulation relating to the payment, collection, or withholding of Taxes, or the remittance thereof, and all withholding and payroll Tax requirements required to be complied with by Camitro up to and including the date hereof have been satisfied.

          (h) Camitro is not and has never been (i) a member of any affiliated group filing or required to file a consolidated, combined, or unitary Tax Return or (ii) a party to or bound by, nor does it have or has it ever had any obligation under, any Tax sharing agreement or similar contract or arrangement. Camitro does not have any liability for the Taxes of any other person under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (i) Camitro has not distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355 of the Code applies (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement, nor was Camitro the subject of any such distribution pursuant to any transaction with respect to which Camitro has agreed to or is otherwise obligated to, indemnify any person for any tax resulting from or attributable to such transaction.

          (j) Camitro is not a party to any contract or agreement, plan, or arrangement concerning any person that, individually or collectively with other similar agreements, could give rise to the payment of any amount that would not be deductible by Camitro by reason of Section 280G of the Code or would be subject to the limitations in Section 162 of the Code.

          (k) Camitro is not and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

          (l) Camitro has not used the installment method to defer any material liability for Taxes to any taxable period ending after the Closing Date.

          (m) No stockholder holds shares of Camitro Stock which are subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code) with respect to which a valid election under Section 83(b) of the Code has not been made.

          (n) As used in this Agreement, (i) "TAX RETURN" means any return, declaration, report, claim for refund, information return, or statement, and any schedule, attachment, or amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed by any taxing authority in connection with the determination, assessment, collection, imposition, payment, refund or credit of any federal, state, local or foreign Tax or the administration of the laws relating to any Tax, and (ii) "TAX" or "TAXES" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, imposed by any taxing authority, including any liability therefor as a transferee under Section 6901 of the Code or any similar provision of applicable law, as a result of Treasury Regulation ss.1.1502-6 or any similar provision of applicable law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereof.

     2.8  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

          (a) Camitro does not own any real property. Section 2.8(a) of the Camitro Disclosure Schedule lists all real property leases to which Camitro is a party and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) Camitro has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, and such properties and assets, as well as all other properties and assets of Camitro, whether tangible or intangible, are free and clear of any liens, except as reflected in the Camitro Financial Statements or in Section 2.8(b) of the Camitro Disclosure Schedule and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, that are not material in character, amount or extent, and that do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.9  INTELLECTUAL PROPERTY.

          (a) To the best of Camitro's knowledge, Camitro owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trade secrets, trademarks (both registered and unregistered), trade names, service marks, copyrights, and any applications therefor, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are required or necessary for the conduct of business of Camitro as currently conducted including current products under development (collectively, the "CAMITRO INTELLECTUAL PROPERTY").

          (b) The Camitro Disclosure Schedule sets forth a list of all federal, state and foreign patents, registered copyrights, registered and unregistered trademarks, and any applications therefor included in the Camitro Intellectual Property, and specifies, where applicable, the jurisdictions in which each such item of Camitro Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers and the names of all registered owners. The Camitro Disclosure Schedule sets forth a list of all licenses, sublicenses and other agreements to which Camitro is a party and pursuant to which Camitro or any other person is authorized to use or license the use of any (i) Camitro Intellectual Property and (ii) third party patents, copyrights, trademarks, and applications for registration thereof. The execution and delivery of this Agreement by Camitro, and the consummation of the transactions contemplated hereby, will not cause Camitro to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

          (c) No claims have been asserted in writing or are, to Camitro's knowledge, threatened by any person, to the effect that the practice of the Camitro Intellectual Property or the manufacture, sale, licensing or use of any of Camitro's current products, including current products under development, infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. To Camitro's knowledge, Camitro has not infringed, and the business of Camitro does not infringe, any copyright, patent, trade secret or other proprietary right of any third party. To Camitro's knowledge, there is no unauthorized use, infringement or misappropriation of any of Camitro Intellectual Property by any third party, including any employee or former employee of Camitro. To the best of Camitro's knowledge, no Camitro Intellectual Property or product of Camitro is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the licensing thereof by Camitro. Camitro has entered into valid and binding confidentiality, non-disclosure and assignment of inventions agreements with all current and former employees. Camitro has also entered into confidentiality agreements with all current and former consultants, vendors, collaborators and other third parties with access to non-public information regarding the Camitro Intellectual Property. Such forms of agreements are attached to Section 2.9(c) of the Camitro Disclosure Schedule.

     2.10 COMPLIANCE; PERMITS; RESTRICTIONS.

          (a) Camitro is not in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Camitro or by which any of its properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Camitro is a party or by which Camitro or any of its properties is bound or affected which would cause a Camitro Material Adverse Effect.

          (b) Camitro holds all consents, permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of Camitro (collectively, the "CAMITRO PERMITS"). Camitro is in compliance with the terms of Camitro Permits, except where the failure to so comply, individually or in the aggregate, would not have a Camitro Material Adverse Effect.

     2.11 LITIGATION. There is no action, suit or proceeding of any nature pending or, to Camitro's knowledge, threatened against Camitro or any of its properties, assets, securities, officers or directors, in their respective capacities as such. To Camitro's knowledge, there is no investigation pending or threatened against Camitro, its properties or any of its officers or directors by or before any Governmental Entity that would have a Camitro Material Adverse Effect or would prevent Camitro from consummating the transactions contemplated hereby.

     2.12 BROKERS' AND FINDERS' FEES. Camitro has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.13 EMPLOYEE BENEFITS. Section 2.13 of the Camitro Disclosure Schedule sets forth a correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and similar plans, programs or arrangements, including without limitation all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to which Camitro is the "PLAN SPONSOR" within the meaning of Section 3(16)(B) of ERISA, or in which Camitro participates (the "CAMITRO PLANS"). Camitro has never maintained or contributed to a defined benefit pension plan that is subject to Title IV of ERISA. Camitro has never maintained or contributed to any "MULTIEMPLOYER PLAN" as defined in Section 4001(a)(3) of ERISA, and Camitro has not incurred any material liability under Sections 4062, 4063 or 4201 of ERISA. Except as set forth in Section 2.13 of the Camitro Disclosure Schedule, each master prototype plan upon which each of the Camitro Plans is based and which is intended to be qualified under Section 401(a) or 501(c)(9) of the Code, has received or is the subject of a favorable determination letter from the Internal Revenue Service; and nothing has occurred since the date of such favorable determination letter that would adversely affect the qualification of such prototype or plan. Except as set forth on
Section 2.13 of the Camitro Disclosure Schedule, each Camitro Plan has been administered in all material respects in accordance with the terms of such Camitro Plan and the provisions of any and all applicable statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code. Except as set forth on Section 2.13 of the Camitro Disclosure Schedule, to the knowledge of Camitro, nothing has been done or omitted to be done with respect to any Camitro Plan which is intended to comply with Section 401(a) of the Code that could be reasonably expected to adversely affect the qualified status of such Camitro Plan or result in any material liability on the part of Camitro including, without limitation, under Title I of ERISA or Section 4975 of the Code. All material reports, returns, notices and documents required to be filed with respect to all Camitro Plans, including without limitation annual reports on Form 5500 (as applicable), have been timely filed. Except as set forth on Section 2.13 of the Camitro Disclosure Schedule, all material contributions required by law or the terms of any Camitro Plan have been made. Except as set forth on Section 2.13 of the Camitro Disclosure Schedule, all material claims for welfare benefits incurred by employees of Camitro on or before the Closing are or will be fully covered by third-party insurance policies or programs. Except for continuation of health coverage to the extent required under Section 4980B of the Code or as otherwise set forth in this Agreement, there are no obligations under any Camitro Plan providing group health expense reimbursements benefits after termination of employment. Complete copies of the following documents with respect to each Camitro Plan (as applicable) have been delivered or made available to ArQule: (i) each relevant Camitro Plan document and subsequent amendment thereto; (ii) each trust agreement, group annuity contract, insurance policy or contract relating to a Camitro Plan; (iii) each Form 5500 series annual report with each required schedule and attachment for each of the three (3) most recent plan years for which the time for filing and report has passed (or for such shorter period of time that such Camitro Plan has been in effect); (iv) the most recent IRS determination opinion or notification letter, if any, for each Camitro Plan which is intended to comply with the requirements of Section 401(a) of the Code; and (v) the most recent summary plan description and each summary of material modification thereto. For purposes of this Section 2.13, references to Camitro include Camitro and its ERISA Affiliates. An "ERISA AFFILIATE" of Camitro means any trade or business (whether or not incorporated) that together with Camitro would have been deemed a "single employer" within the meaning of Sections 414(b), (c), and (m) of the Code at any time within the five-year period ending on the Closing Date.

     2.14 EMPLOYMENT MATTERS.

          (a) COMPLIANCE. Camitro (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (b) LABOR. No work stoppage or labor strike against Camitro is pending or, to the knowledge of Camitro, threatened. Camitro has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act that would, individually or in the aggregate, directly or indirectly have a Camitro Material Adverse Effect. Camitro is not presently, nor has it been in the past, a party to, or bound by, (i) any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated by Camitro or (ii) any statutory works council or other agreement, statute, rule or regulation that mandates employee approval, participation, consultation or consent with regard to the transactions contemplated hereby.

          (c) EMPLOYEES. To Camitro's knowledge, no employee of Camitro (i) has an employment agreement, (ii) is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Camitro because of the nature of the business conducted or presently proposed to be conducted by Camitro or to the use of trade secrets or proprietary information of others or (iii) has given notice to Camitro, nor is Camitro otherwise aware, that any executive officer intends to terminate his or her employment with Camitro.

     2.15 ENVIRONMENTAL MATTERS. Camitro has complied in all material respects with all applicable laws and regulations relating to the environment or occupational health and safety. There is no pending or, to the knowledge of Camitro, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any such violation of law by Camitro. There have been no releases by Camitro, or to Camitro's knowledge, by others, of any chemicals, pollutants, contaminants, or hazardous substances into the environment at any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by Camitro.

     2.16 AGREEMENTS, CONTRACTS AND COMMITMENTS.

          (a)  CERTAIN MATERIAL CONTRACTS. Camitro is not a party to or bound by:

               (i) any agreement under which Camitro is restricted from selling, licensing, or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market, and Camitro has not granted any exclusive rights with respect to any of its products to any other person;

               (ii) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000 and not cancelable without penalty;

               (iii) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

               (iv) any mortgages, indentures, loans or credit agreements, security agreements relating to an amount of assets or other agreements or instruments relating to the borrowing of money or extension of credit; or

               (v) any other agreement, contract or commitment (excluding real and personal property leases) which requires annual payments by Camitro under any such agreement, contract or commitment of $50,000 or more in the aggregate and is not cancelable within thirty (30) days without penalty.

          (b) NO BREACHES. Neither Camitro nor, to Camitro's knowledge, any other party has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment to which Camitro is a party or by which it is bound in such a manner as would permit any other party to cancel or terminate any such agreement, contract or commitment or to seek damages, which in either case would have a Camitro Material Adverse Effect.

     2.17 DISCLOSURE. The representations and warranties of Camitro contained in this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS

     Each Principal Stockholder severally represents and warrants to ArQule and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure schedule supplied by the Principal Stockholders to ArQule (the "PRINCIPAL STOCKHOLDERS DISCLOSURE SCHEDULE"), the section references of which correspond to the sections and subsections of this Agreement to which they relate, as follows:

     3.1 TITLE TO SHARES. Such Principal Stockholder is the true and lawful owner of, and has good title to, the shares of Camitro Stock set forth opposite his, her or its name on SCHEDULE 1, free and clear of any liens. There are no shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of Camitro Stock to which such Principal Stockholder is a party.

     3.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Such Principal Stockholder has full legal right and power and all authority to enter into, execute and deliver this Agreement and to perform in full his, her or its respective obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     3.3 NO BREACH. The execution and delivery by such Principal Stockholder of this Agreement does not, and the performance of this Agreement will not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, any instrument, contract or other agreement to which such Principal Stockholder is a party or to which such Principal Stockholder or his, her or its shares of Camitro Stock may be bound or subject, or conflict with or violate any statute, law, ordinance or regulation of any jurisdiction or any order, judgment, injunction, award or decree or other requirement of any court, arbitrator or governmental or regulatory body binding upon such Principal Stockholder or such Principal Stockholder's shares of Camitro Stock.

     3.4 BROKERAGE. There are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with such Principal Stockholder or any action taken by such Principal Stockholder, the liability for which is or will be borne by Camitro or ArQule.

     3.5 INVESTMENT REPRESENTATIONS. Each Principal Stockholder has such knowledge and experience in financial and business matters that he, she, or it is capable of evaluating the merits and risks of an investment in shares of the ArQule Common Stock. Each Principal Stockholder is acquiring the Merger Shares for the Principal Stockholder's own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing the Merger Shares. Each Principal Stockholder acknowledges that the Merger Shares are restricted securities that are unregistered under the Securities Act of 1933, as amended (the "SECURITIES ACT"); that the each Principal Stockholder must hold the Merger Shares indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available; and that the registration rights set forth in SCHEDULE 2 constitute the only obligation of ArQule to register the Merger Shares.

     3.6 RESTRICTIONS ON TRANSFER. The Principal Stockholder will not sell, transfer, distribute or otherwise dispose of the Merger Shares except (i) pursuant to an effective registration statement under the Securities Act as then in effect covering the Merger Shares and proposed distribution or (ii) upon first furnishing to ArQule an opinion of counsel satisfactory to it stating that the proposed disposition is not in violation of the registration requirements of the Securities Act and such undertakings and agreements with ArQule by the proposed transferee as ArQule may reasonably require to ensure compliance with the Securities Act. Each Principal Stockholder acknowledges that each certificate representing the Merger Shares will bear a legend substantially in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL (I) THE SHARES ARE REGISTERED UNDER SUCH ACT OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED, AND SUCH UNDERTAKINGS AS THE ISSUER MAY REASONABLY REQUIRE TO ENSURE COMPLIANCE WITH SUCH ACT AS AMENDED, ARE FURNISHED.

     3.7 INVESTIGATION. Each Principal Stockholder has been furnished with, and has had an opportunity to read, this Agreement and all materials relating to the business, finances, operations, and prospects of ArQule that have been reasonably requested by it, including but not limited to the reports filed by ArQule with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Each Principal Stockholder understands that the Merger Shares are being or will be issued for exchange for Camitro Stock without any particular offering or disclosure document, but acknowledges that the Principal Stockholder has been given ample opportunity to ask questions and request information of and receive answers from ArQule officials concerning the business, finances and operations of ArQule.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF ARQULE AND MERGER SUB

     ArQule and Merger Sub represent and warrant to Camitro, subject to the exceptions specifically disclosed in the disclosure schedule, if any, supplied by ArQule to Camitro (the "ARQULE DISCLOSURE SCHEDULE"), the section references of which correspond to the sections and subsections of this Agreement to which they relate, or (other than with respect to Sections 4.1, 4.2, 4.3 and 4.7) to the extent disclosed in ArQule's SEC Reports (as defined below), as follows:

     4.1 ORGANIZATION OF ARQULE. ArQule, Merger Sub and each of the significant Subsidiaries of ArQule is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite corporate or similar power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation or other legal entity in each jurisdiction in which the failure to be so qualified would have a ArQule Material Adverse Effect (as defined below). The term "ARQULE MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is, or that would reasonably be expected to be, materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospects of ArQule and its Subsidiaries taken as a whole; provided, however, that (i) an adverse change in or effect on the market price of ArQule Common Stock shall not be deemed to constitute an "ArQule Material Adverse Effect" and (ii) any event, violation, inaccuracy, circumstance, or other matter occurring after the date of this Agreement that results from or relates to the taking of any action contemplated or permitted by this Agreement or the announcement or pendency of the Merger shall be disregarded.

     4.2 ARQULE CAPITAL STRUCTURE. The authorized capital stock of ArQule consists of 30,000,000 shares of Common Stock, par value $.01 per share, of which there were 17,074,252 shares issued and outstanding as of January 11, 2001, and 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $.01 per share, all of which, as of the date hereof, are issued and outstanding and are held by ArQule. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights created by statute, the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of ArQule or any agreement or document to which ArQule is a party or by which it is bound.

     4.3  AUTHORITY.

          (a) Each of ArQule and Merger Sub has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of ArQule and Merger Sub. This Agreement has been duly executed and delivered by each of ArQule and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the other parties thereto, this Agreement constitutes the valid and binding obligations of each of ArQule and Merger Sub, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement by each of ArQule and Merger Sub do not, and the performance of this Agreement by each of ArQule and Merger Sub will not, (i) conflict with or violate the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of ArQule or Certificate of Incorporation and Bylaws of Merger Sub, (ii) subject to compliance with the requirements set forth in Section 4.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to ArQule or its Subsidiaries or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair ArQule's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of ArQule or any of its Subsidiaries

(including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which ArQule or any of its Subsidiaries is a party or by which ArQule or any of its Subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not, individually or in the aggregate, have an ArQule Material Adverse Effect. The ArQule Disclosure Schedule lists all material consents, waivers and approvals under any of ArQule's or any of its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, all of which have been obtained except for those the absence of which, individually or in the aggregate, would not have an ArQule Material Adverse Effect.

          (b) Each consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity required by or with respect to ArQule or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby has been obtained, except for (i) the filing of the Merger Articles with the Secretaries of State of California and Delaware, (ii) the notification to the Nasdaq Stock Market of the listing of the ArQule Common Stock issuable pursuant to Section 1.6, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iv) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not, individually or in the aggregate, have a ArQule Material Adverse Effect or a material adverse effect on the ability of ArQule or Merger Sub to consummate the Merger.

     4.4  SEC FILINGS; ARQULE FINANCIAL STATEMENTS.

          (a) ArQule has made available to Camitro and the Principal Stockholders all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since December 31, 1999 (the "ARQULE SEC REPORTS") in the form filed with the SEC. As of their respective dates, the ArQule SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ArQule SEC Reports, (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) were timely filed with respect to SEC rules. None of ArQule's Subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the ArQule SEC Reports (the "ARQULE FINANCIALS") (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented, in all material respects, the consolidated financial position of ArQule and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

     4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2000 to the date of this Agreement, except as disclosed in ArQule's Form 10-Q for the quarter ended September 30, 2000, there has not occurred any ArQule Material Adverse Effect.

     4.6 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which ArQule or its Subsidiary has received any notice of assertion nor, to ArQule's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against ArQule or its Subsidiary that would have a ArQule Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     4.7 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     4.8 BROKERS' AND FINDERS' FEES. Neither ArQule nor its Subsidiary has incurred, nor will ArQule nor its Subsidiary incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1 CONDUCT OF BUSINESS BY CAMITRO. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, Camitro agrees, except as otherwise contemplated by this Agreement, or to the extent that ArQule shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

     5.2 CERTAIN ACTIONS BY CAMITRO. In addition, notwithstanding Section 5.1 above and Schedule 5.2, without the prior written consent of ArQule, Camitro shall not do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

          (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to ArQule, or adopt any new severance plan;

          (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Camitro Intellectual Property, or enter into grants to future patent rights;

          (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares;

          (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities;

          (h) Cause, permit or propose any amendments to its Restated Articles or Bylaws;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material amount of assets;

          (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets that are material, individually or in the aggregate, to the business of Camitro;

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Camitro or guarantee any debt securities of others;

          (l) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of (i) its officers or (ii) its employees who earn the top 20% of compensation paid by Camitro;

          (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business;

          (n) Make any individual capital expenditure or commitment, or series of related capital expenditures or commitments, outside the ordinary course of business exceeding $25,000;

          (o) Commence any legal action that could expose Camitro or the Surviving Corporation directly or indirectly to any material liability as a result of any counterclaim or cross-claim or otherwise; or

          (p) Agree in writing or otherwise to take any of the actions described in this Section 5.2.

     5.3 CERTAIN ACTION BY THE PRINCIPAL STOCKHOLDERS. Each Principal Stockholder agrees, except as may be specifically required by court order, not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any of its Camitro Stock, or to make any offer or agreement relating thereto.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     6.1  ACCESS TO INFORMATION; CONFIDENTIALITY.

          (a) Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Closing Date to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 6.1 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          (b) The parties acknowledge that Camitro and ArQule have previously executed a Confidentiality Agreement, dated November 10, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as is necessary to comply with the terms of this Agreement.

     6.2 AGREEMENT NOT TO ENTERTAIN OTHER OFFERS. From and after the date of this Agreement until the earlier of the Closing Date or termination of this Agreement pursuant to its terms, Camitro will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit any proposal relating to the acquisition or licensing by another party of all or any portion of the capital stock of Camitro or the assets of its business; (ii) engage in any discussions or negotiations with any other party regarding any such acquisition or licensing transaction, or otherwise encourage or facilitate any efforts by any other party to engage in such an acquisition or such licensing transaction; (iii) sell, transfer, license or dispose of all or any portion of the capital stock of Camitro or its assets; or (iv) directly or indirectly, commence negotiations or discussions with any other party for the sole purpose of obtaining financing for Camitro.

     6.3 PUBLIC DISCLOSURE. ArQule and Camitro will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with the Nasdaq National Market.

     6.4 LEGAL REQUIREMENTS. ArQule will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of ArQule Common Stock pursuant hereto.

     6.5  CAMITRO STOCK OPTIONS AND WARRANTS.

          (a) At the Effective Time, each outstanding option to purchase shares of Camitro Common Stock (each an "CAMITRO STOCK OPTION") under the Camitro Stock Plan, whether or not exercisable, and each outstanding warrant to purchase shares of Camitro Series B Preferred Stock (each "CAMITRO WARRANT"), whether or not exercisable, will be assumed by ArQule, respectively, as provided in this
Section 6.5. Each Camitro Stock Option and Camitro Warrant so assumed by ArQule under this Agreement will continue to have, and be subject to, the same terms and conditions, including vesting schedule, set forth in the Camitro Stock Plan or Camitro Stock Option and such Camitro Warrant, as the case may be, immediately before the Effective Time, except that (i) each Camitro Stock Option and Camitro Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of ArQule Common Stock equal to the product of the number of shares of Camitro Common Stock or Camitro Series B Preferred Stock, as applicable, that were issuable upon exercise of such Camitro Stock Option or Camitro Warrant immediately before the Effective Time multiplied by the Option Conversion Factor (as defined below), rounded down to the nearest whole number of shares of ArQule Common Stock, and
(ii) the per share exercise price for the shares of ArQule Common Stock issuable upon exercise of such assumed Camitro Stock Option or Camitro Warrant will be equal to the quotient determined by dividing the exercise price per share of Camitro Common Stock or Camitro Series B Preferred Stock, as applicable, at which such Camitro Stock Option or Camitro Warrant was exercisable immediately before the Effective Time by Option Conversion Factor, rounded up to the nearest whole cent. After the Effective Time, ArQule will issue to each holder of an outstanding Camitro Stock Option or Camitro Warrant a notice describing the foregoing assumption of such Camitro Stock Option or Camitro Warrant by ArQule.

          (b) "Option Conversion Factor" means the quotient obtained by dividing (i) the Per Share Value (as defined below) by (ii) the Market Value. "Per Share Value" equals the quotient obtained by dividing (i) the sum of (a) the product of 3,390,000 multiplied by the Market Value plus (b) Merger Cash, if any, by (ii) the total number of shares of Camitro Stock either outstanding or issuable on (a) conversion of outstanding shares of Camitro Series A Preferred Stock and shares of Camitro Series B Preferred Stock and (b) exercise of outstanding Camitro Stock Options and Camitro Warrants immediately prior to the Effective Time, and excluding shares of Camitro Stock reserved for issuance to the University of Pittsburgh pursuant to Section 7.3(k).

          (c) It is the intention of the parties that Camitro Stock Options assumed by ArQule qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Camitro Stock Options qualified as incentive stock options immediately prior to the Effective Time; and that notwithstanding anything contained in Section 1.6(d) or Section 6.5(a) hereof, or any other provision of this Agreement, the exercise price, the number of shares purchasable and the terms and conditions applicable to any Camitro Stock Options shall be determined so as to comply with Sections 422 and 424 of the Code and the regulations promulgated thereunder.

          (d) ArQule will reserve sufficient shares of ArQule Common Stock for issuance under Section 1.6(d) and Section 6.5(a) hereof.

     6.6 CAMITRO EMPLOYEE PLANS. From and after the Effective Time, and subject to applicable law, ArQule shall either continue Camitro's welfare benefit plans as in effect at the Effective Time or provide to employees who were employees of Camitro at the Effective Time those welfare benefits provided to similarly situated employees of ArQule. From and after the Effective Time, employees who were employees of Camitro at the Effective Time shall, to the extent permitted by applicable law, receive credit for service with Camitro (or other service credited under Camitro's plans) for purposes of eligibility, vesting and benefit levels (other than benefit accruals under any defined benefit pension plan) under the ArQule welfare benefit and 401(k) plans, and all preexisting conditions to which any such employees are subject shall be waived, and credit toward deductibles shall be carried over, under ArQule's welfare benefit plans to the extent permitted under the applicable plans. Nothing in this Agreement shall be interpreted as preventing ArQule from amending, modifying or terminating any Camitro or ArQule Employee Plan in accordance with its terms.

     6.7 ARQULE FORM S-8. To the extent necessary to avoid issuance of "restricted securities," ArQule agrees to file a registration statement on Form S-8 for the shares of ArQule Common Stock issuable with respect to the assumed Camitro Stock Options as promptly as practical after the Closing Date but no later than February 13, 2001 and shall keep such registration statement effective for so long as any such Options remain outstanding.

     6.8 NNM LISTING. ArQule shall use its best efforts to cause the Merger Shares to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

     6.9 REGISTRATION RIGHTS. After the Effective Time, ArQule shall, pursuant to the terms set forth in SCHEDULE 2 relating to registration rights, register for resale all Merger Shares held by Camitro stockholders.

     6.10 TRANSFER TAXES. All transfer, documentary, sales, use, stamp, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement ("TRANSFER TAXES") shall be paid by the stockholders of Camitro when due, and the stockholders of Camitro will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration (other than as set forth in Schedule 2), and other Taxes and fees, and, if, required by applicable law, ArQule and Camitro will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

     6.11 FEES AND EXPENSES. Subject to Section 8.4, whether or not the Merger is consummated, the Principal Stockholders shall bear their expenses and each of Camitro and ArQule shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby. Camitro represents and warrants that its good faith estimate of the fees and expenses of its legal counsel, financial advisors and accountants to be incurred in connection with this transaction are as set forth on the Camitro Disclosure Schedule. If the Merger is consummated, the Surviving Corporation, as the successor to Camitro, shall be liable for all unpaid expenses of Camitro.

     6.12 STOCKHOLDER MEETING. Camitro, acting through its board of directors, shall, in accordance with applicable law and the Restated Articles and its Bylaws, as soon as practicable after the execution of this Agreement but no later than ten (10) days from such date,

          (a) duly hold a meeting of its stockholders for the purpose of considering and acting on this Agreement and approving the acceleration of vesting of certain stock options and the cancellation of Camitro's right to repurchase certain stock;

          (b) include in the notice of the stockholders' meeting sent to the Camitro stockholders the recommendation of its board of directors that the stockholders of Camitro vote in favor of the approval and adoption of this Agreement; and

          (c) use all best efforts (A) to cause the notice of the stockholders' meeting to be mailed to its stockholders at the earliest practicable time after the execution of this Agreement and (B) to obtain the necessary approvals of its stockholders of this Agreement, the Merger and the transactions contemplated hereby.

     6.13 NOTIFICATION OF CERTAIN MATTERS. ArQule and Merger Sub will give prompt notice to Camitro, and Camitro will give prompt notice to ArQule, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date, or (b) any material failure of ArQule and Merger Sub or Camitro, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

     6.14 BEST EFFORTS AND FURTHER ASSURANCES. Subject to the respective rights and obligations of ArQule and Camitro under this Agreement, each of the parties to this Agreement will use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     6.15 DISCLAIMER REGARDING TAX STATUS. Camitro and each of the Principal Stockholders hereby explicitly acknowledge and agree that neither ArQule nor Palmer & Dodge LLP, counsel to ArQule, are making or have made any representation or warranty whatsoever to Camitro or any of the stockholders regarding the tax impact of the Merger on Camitro or its stockholders or the status of the Merger as a tax free reorganization under the Code. Camitro and the Principal Stockholders are relying on their own independent legal advice for such purposes.

     6.16 VOTING OF CAMITRO STOCK. Until this Agreement has been terminated under Section 8, each Principal Stockholder agrees to vote all shares of Camitro Stock held by it in favor of the approval of this Agreement and the transactions contemplated hereby and not to exercise any dissenters' rights it may have under Sections 1300-1303 of the CGCL. Each Principal Stockholder hereby grants to ArQule for a period commencing on the date hereof and continuing so long as this Agreement is in effect an irrevocable proxy, which is coupled with an interest, to vote such shares of Camitro Stock held by it to approve this Agreement and the transactions contemplated hereby.

     6.17 CERTAIN TAX MATTERS.

          (a) Both ArQule and Camitro will use its best efforts to cause the Merger as set forth in this Agreement to constitute a reorganization within the meaning of Section 368(a) of the Code.

          (b) On or prior to the Closing Date, both ArQule and Camitro shall execute and deliver to Cooley Godward LLP, tax representation letters in customary form, dated as of the Closing Date, containing such representations as may be requested by such counsel for the purpose of rendering the opinion referenced in Section 7.2(g). Camitro will use its best efforts to cause Cooley Godward LLP to deliver the tax opinion referenced in Section 7.2(g). In rendering such tax opinion, Cooley Godward LLP shall be entitled to rely on the tax representation letters described in this Section 6.17(b).

     6.18 TRANSACTION RESTRUCTURING FOR TAX PURPOSES. If the Merger is not consummated because a tax opinion is not rendered in accordance with Section 7.2(g), the parties hereto agree to negotiate in good faith to structure the transaction, to the extent possible, as a tax-free reorganization for U.S. federal tax purposes.

     6.19 POST-CLOSING CAMITRO EMPLOYEE MATTERS. After the Closing Date, Harold
E. Selick, the Chief Executive Officer of Camitro, with the approval of ArQule not to be unreasonably withheld, shall have the authority to determine the necessity of certain positions within Camitro. In the event that Mr. Selick determines that certain positions are no longer necessary, he may terminate such employees in exchange for payment of limited severance and acceleration of vesting of such employees' stock options, subject to the approval of ArQule's Compensation Committee.

     6.20 EXECUTIVE COMPENSATION. ArQule shall provide each of the executives listed on Schedule 3 the compensation, benefits and severance contained in
Schedule 5, provided that such executives have executed immediately before the Closing Date a letter of employment with ArQule or Merger Sub with substantially the same terms and conditions as set forth in Schedule 5.

     6.21 ASSIGNMENT AND ASSUMPTION OF CAMITRO LEASE. At the Effective Time, all rights and obligations under the Camitro Lease (as defined below) shall be assigned to ArQule and ArQule shall assume all rights and obligations thereunder pursuant to Section 12.2 of the Camitro Lease and ArQule shall send notice of such assignment and assumption to Lessor (as defined in the Camitro Lease). The "Camitro Lease" shall mean the Standard Office Lease (the "Lease") dated February 4, 1999 by and between WVP Income Plus 3 and Camitro and the Lease Addendum to the Lease.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

     7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) APPROVALS. All required approvals of the stockholders of Camitro and all necessary consents and approvals referred to in the corresponding sections of each party's Disclosure Schedule shall have been obtained.

          (b) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF CAMITRO AND THE PRINCIPAL STOCKHOLDERS. The obligations of Camitro and the Principal Stockholders to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of ArQule and Merger Sub contained in this Agreement shall be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, where the failure to be so true and correct would not have a ArQule Material Adverse Effect; and Camitro shall have received a certificate to such effect signed on behalf of ArQule by the Chief Executive Officer or Chief Financial Officer of ArQule.

          (b) AGREEMENTS AND COVENANTS. ArQule and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Camitro shall have received a certificate to such effect signed on behalf of ArQule by the Chief Executive Officer or Chief Financial Officer of ArQule.

          (c) LEGAL OPINION. Camitro shall have received a legal opinion from Palmer & Dodge LLP, counsel to ArQule, in form reasonably satisfactory to Cooley Godward LLP, counsel to Camitro, as to the matters set forth in Exhibit B hereto.

          (d) MERGER DOCUMENTS. Merger Sub shall have executed and delivered the Merger Articles referred to in Section 1.2.

          (e) ESCROW AGREEMENT. The Escrow Agreement, substantially in the form attached hereto as Exhibit A, shall have been executed and delivered by all parties thereto.

          (f) NASDAQ. ArQule shall have filed all necessary applications with the Nasdaq National Market with respect to the Merger Shares.

          (g) OPINION. Camitro shall have received an opinion from Cooley Godward LLP, in a form reasonably satisfactory to Camitro, dated the Closing Date, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code provided that if Cooley Godward LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Palmer & Dodge LLP renders such opinion to Camitro.

     7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ARQULE AND MERGER SUB. The obligations of ArQule and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
ArQule:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Camitro (other than the representation in Section 2.6(d)) and the Principal Stockholders contained in this Agreement shall be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, where the failure to be so true and correct would not have an Camitro Material Adverse Effect; and ArQule and Merger Sub shall have received a certificate to such effect signed on behalf of Camitro by the Chief Executive Officer of Camitro and by each of the Principal Stockholders.

          (b) AGREEMENTS AND COVENANTS. Camitro and the Principal Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the ArQule shall have received a certificate to such effect signed on behalf of Camitro by the Chief Executive Officer of Camitro and by each of the Principal Stockholders.

          (c) LEGAL OPINION. ArQule shall have received a legal opinion from Cooley Godward LLP, counsel to Camitro, in form reasonably satisfactory to Palmer & Dodge LLP, counsel to ArQule, as to the matters set forth in Exhibit C hereto.

          (d) CORPORATE CERTIFICATES. Camitro shall have delivered a copy of the Restated Articles of Camitro, as in effect immediately prior to the Closing Date, certified by the California Secretary of State and a certificate, as of the most recent practicable date, of the California Secretary of State as to Camitro's corporate good standing.

          (e) SECRETARY'S CERTIFICATE. Camitro shall have delivered a certificate of the Secretary of Camitro, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Camitro executing documents executed and delivered in connection herewith, (ii) a copy of the Bylaws of Camitro, as in effect from the date this Agreement was approved by the Board of Directors of Camitro until the Closing Date, (iii) a copy of the resolutions of the Board of Directors of Camitro authorizing and approving the applicable matters contemplated hereunder and (iv) a copy of the resolutions of the stockholders of Camitro adopting this Agreement.

          (f) CERTIFICATE OF MERGER. Camitro shall have executed and delivered the Merger Articles referred to in Section 1.2.

          (g) FIRPTA CERTIFICATE. A certification from Camitro, dated no more than thirty (30) days prior to the Effective Time and signed by a responsible corporate officer of Camitro, that Camitro is not, and has not been at any time during the five years preceding the date of such certification, a United States real property holding company, as defined in Section 897(c)(2) of the Code, and
(b) proof reasonably satisfactory to ArQule that Camitro has provided notice of such certification to the IRS in accordance with the provisions of Treasury Regulations ss.1.897-2(h)(2).

          (h) DISSENTING SHARES. No more than 5% of holders of Camitro Stock shall have exercised dissenters' rights as described in Section 1.10.

          (i) ESCROW AGREEMENT. The Escrow Agreement, substantially in the form attached hereto as Exhibit A, shall have been executed and delivered by all parties thereto.

          (j) SETTLEMENT OF H&Q LIABILITY. Camitro shall have paid all outstanding amounts owed to Hambrecht & Quist.

          (k) UNIVERSITY OF PITTSBURGH. Camitro shall have amended Section 4.1(a)(iii) of the License Agreement with the University of Pittsburgh - of the Commonwealth System of Higher Education dated April 1, 1999 (the "License Agreement") removing the contingent issuance of 35,000 shares of Camitro Common Stock and Camitro shall have issued 32,500 shares of Camitro Common Stock to the University of Pittsburgh in satisfaction of its obligations under the License Agreement.

          (l)  OPINION. Camitro shall have received an opinion as referenced in
Section 7.2(g).

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger:

          (a) by mutual written consent duly authorized by the Boards of Directors of ArQule and Camitro;

          (b) by the Board of Directors of Camitro upon written notice to ArQule if ArQule or Merger Sub has materially breached any representation, warranty, covenant or agreement contained herein applicable to either of them and has not cured such breach within ten (10) business days of receipt of written notice from Camitro or by the Closing Date, if earlier;

          (c) by ArQule upon written notice to Camitro if Camitro or the Principal Stockholders have materially breached any representation, warranty, covenant or agreement contained herein applicable to it and have not cured such breach within ten (10) business days of receipt of written notice from ArQule or by the Closing Date, if earlier;

          (d) by any party if any court of competent jurisdiction or governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree or ruling shall have become final and nonappealable; and

          (e) by any party if the Merger shall not have been consummated by February 28, 2001 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a willful and material breach of this Agreement and provided further, that if (i) ArQule in its sole discretion commits to funding the operations of Camitro for a period not to exceed two months and not to exceed $2,000,000 and (ii) ArQule continues to make such payments, then Camitro shall not have the right to terminate this Agreement pursuant to this Section 8.1(e), however, ArQule shall continue to have the right to terminate this Agreement.

          (f) by Camitro if Camitro has met the provisions of Section 8.1(e) and either (i) the Merger shall not have been consummated by April 30, 2001 for any reason, or (ii) the Merger shall not have been consummated and ArQule has ceased to fund the operations of Camitro pursuant to this Section 8.1(f).

     8.2 BRIDGE LOAN. If Camitro has terminated this Agreement pursuant to either Section 8.1(e) or Section 8.1(f) or ArQule has terminated pursuant to
Section 8.1(e), then ArQule will be obligated to provide a bridge loan to Camitro in the amount of $2,000,000. The principal and interest shall be convert into shares of preferred stock in Camitro's next round of equity financing on the same terms and conditions as the other purchasers in the financing and at the same price per share paid by the other purchasers in the financing. The bridge loan shall be due and payable within one year of issuance and shall bear interest at an annual rate of 6%.

     8.3 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 8.1 above (except Section 8.1(d)) will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.3, Section 8.2, Section 8.4 and
Article X (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     8.4 FEES AND EXPENSES. In the event that Camitro has terminated this Agreement pursuant to Section 8.1(b) or ArQule has terminated this Agreement other than as permitted pursuant to Section 8.1, ArQule shall pay Camitro, in cash, within a mutually agreed time frame (but no longer than six months from notice of termination) payments totaling $5,000,000; provided however, that such payments to Camitro would be applied against services rendered by Camitro to ArQule pursuant to a mutually agreed to services agreement. In the event that ArQule has terminated this Agreement pursuant to Section 8.1(c) or Camitro has terminated other than as permitted pursuant to Section 8.1, Camitro shall reimburse ArQule, in cash, within a mutually agreed time frame (but no longer than six months of receipt of written notice of termination), the amount of reasonable fees and expenses incurred by ArQule in connection with the preparation, execution and performance of this Agreement, including reasonable fees and expenses of counsel.

     8.5 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.6 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1 SURVIVAL. Notwithstanding any right of any party to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any certificate, financial statement or other document delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth in Section 9.4. No person shall have a right to recovery against any party (or any officer, director, employee or agent of a party) other than through the exercise of the indemnification rights set forth in Section 9.2, which shall constitute the sole and exclusive remedy after the Closing Date for any breach by a party of any representation, warranty or covenant contained herein or in any certificate or other instrument delivered pursuant hereto, other than a fraudulent or intentional breach.

     9.2 OBLIGATION OF THE STOCKHOLDERS OF CAMITRO TO INDEMNIFY. After the Effective Time, the stockholders of Camitro shall, jointly and severally, indemnify and hold harmless ArQule and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Article IX ("LOSSES") based upon, arising out of or otherwise in respect of any breach of any representation, warranty or covenant of Camitro or the Principal Stockholders contained herein or in any certificate delivered pursuant hereto.

     9.3 OBLIGATION OF ARQULE TO INDEMNIFY. After the Effective Time, ArQule agrees to indemnify and hold harmless the holders of the Camitro Stock outstanding immediately prior to the Effective Time (and their respective directors, officers, employees, agents, affiliates and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty or covenant of ArQule contained herein or in any certificate delivered pursuant hereto.

     9.4 LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnification under this Article IX shall be subject to the following terms:

          (a) Except with respect to claims previously made but not then resolved, no indemnification shall be payable pursuant to Section 9.2 or Section
9.3 after March 31, 2002.

          (b)  No indemnification shall be payable by a party pursuant to
Section 9.2 or 9.3 until the total of all Losses with respect to matters covered by the respective section exceeds $250,000, whereupon indemnification will be payable for the entire amount of such Losses.

          (c) All indemnification claims under Section 9.2 shall be satisfied only from the Merger Shares escrowed pursuant to Section 1.14 (the "ESCROW ACCOUNT") and no person shall have any right to recovery from any person who was a holder of Camitro Stock immediately before the Effective Time. All indemnification claims under Section 9.3 shall be satisfied only to the extent of the Market Value (as defined in Section 1.6(b)) of the Escrow Account.

          (d) The limitations of Sections 9.4(a), (b), and (c) shall not apply in the case of a fraudulent or intentional misrepresentation or breach by any party, but no Camitro stockholder shall be liable for any such misrepresentation or breach under Article III by any other Camitro stockholder.

     9.5 NOTICE AND DEFENSE OF CLAIMS. Less than ten (10) days after receipt of notice of any claim or legal proceeding by a third party with respect to which a party may seek indemnification hereunder, the receiving party shall give written notice thereof to the indemnifying party (which, in the case of claims under Section 9.2, shall be the Shareholder Representative (as defined in the Escrow Agreement)), but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the indemnifying party. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 30 days after receiving such notice from the receiving party the indemnifying party gives written notice to the indemnified party stating that it intends to defend against such claim, liability or expense at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld), shall be by the indemnifying party and the indemnified party shall make no payment on such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense. The indemnifying party shall not settle or compromise any such claim or liability without the prior approval of the indemnified party, which shall not be unreasonably withheld. Notwithstanding the foregoing, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense with counsel selected by the indemnified party, and shall have the right to compromise or settle the same exercising reasonable business judgment. The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

     9.6 SUBMISSION TO JURISDICTION. Each party hereby (a) submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement and (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each party hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other party with respect thereto. Each party hereto shall accept service made on him or it by sending or delivering a copy of the process to such party at the address and in the manner provided for the giving of notices in this Agreement. Nothing in this Section 9.6, however, shall affect the right of either party to serve legal process in any other manner permitted by law.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  if to ArQule or Merger Sub, to:

          ArQule, Inc.
          19 Presidential Way
          Woburn, MA  01801
          Attention:  Stephen A. Hill, Chief Executive Officer
          Telephone:     (617) 573-0100
          Facsimile:     (617) 227-4420

          with a copy at the same address to the attention of the General Counsel, and with a copy to:

          Palmer & Dodge LLP
          One Beacon Street
          Boston, MA  02108
          Attention:  Michael Lytton, Esq.
          Telephone:     (617) 573-0100
          Facsimile:     (617) 227-4420

          (b)  if to Camitro, to:

          Camitro Corporation
          4040 Campbell Ave.
          Menlo Park, CA  94025
          Attention:  Harold E. Selick, President & CEO
          Telephone:     (650) 614-7071
          Facsimile:     (650) 327-4639

          with a copy to:

          Cooley Godward, LLP
          Five Palo Alto Square
          3000 El Camino Real
          Palo Alto, California 94306
          Attention:  Robert L. Jones, Esquire
          Telephone:     (650) 843-5000
          Facsimile:     (650) 849-7400

          if to the Principal Stockholders, to the addresses provided on
          SCHEDULE 4 hereto.

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

     10.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

     10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.4 ENTIRE AGREEMENT. This Agreement and the Schedules and exhibits hereto, including the Camitro Disclosure Schedule, the Principal Stockholders Disclosure Schedule and the ArQule Disclosure Schedule, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement between the parties shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

     10.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.6 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, except that the procedures to be taken hereunder to effect the Merger shall also be governed, to the extent applicable, by the California General Corporation Law and the Delaware General Corporation Law.

     10.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.9 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, ArQule, Merger Sub, Camitro and each of the Principal Stockholders have caused this Agreement to be signed as an instrument under seal by themselves or their duly authorized respective officers, all as of the date first written above.

                                   ARQULE, INC.


                                   By /s/ Stephen A. Hill
                                     -------------------------------------------
                                     Name:  Stephen A. Hill
                                     Title: President & CEO


                                   CAMITRO CORPORATION


                                   By /s/ Harold E. Selick
                                     -------------------------------------------
                                     Name:  Harold E. Selick
                                     Title: President & CEO


                                   CAMITRO ACQUISITION CORPORATION


                                   By /s/ Stephen A. Hill
                                     -------------------------------------------
                                     Name:  Stephen A. Hill
                                     Title: President


                                   THE PRINCIPAL STOCKHOLDERS

                                   COMMON STOCKHOLDERS

                                   /s/ Harold E. Selick
                                   ---------------------------------------------
                                   Harold E. Selick


                                   /s/ Camilla Marie Olson
                                   ---------------------------------------------
                                   Camilla Marie Olson

                                   OLSON LIVING TRUST DATED 10/20/93


                                   By /s/   Camilla Marie Olson
                                     -------------------------------------------
                                     Name:  Camilla Marie Olson
                                     Title: Trustee

                                     /s/ Lisa Peterson
                                   ---------------------------------------------
                                   Lisa Peterson


                                     /s/ Kenneth Korzekwa
                                   ---------------------------------------------
                                   Kenneth Korzekwa


                                     /s/ Janet Swearson
                                   ---------------------------------------------
                                   Janet Swearson


                                     /s/ Robert Wells
                                   ---------------------------------------------
                                   Robert Wells


                                   SERIES A PREFERRED STOCKHOLDERS


                                   ASSET MANAGEMENT ASSOCIATES 1996, L.P.

                                   By:      AMC Partners '96, L.P., its
                                            General Partner


                                   By /s/   Douglas E. Kelly
                                     -------------------------------------------
                                     Name:  Douglas E. Kelly
                                     Title: General Partner

                                   AMA98 PARTNERS, L.P.

                                   By:      Alloy Ventures 1998, LLC,
                                            its General Partner


                                   By /s/   Douglas E. Kelly
                                     -------------------------------------------
                                     Name:  Douglas E. Kelly
                                     Title: Managing Member


                                   AMA98 VENTURES, L.P.

                                   By:      Alloy Ventures 1998, LLC,
                                            its General Partner


                                   By /s/   Douglas E. Kelly
                                     -------------------------------------------
                                     Name:  Douglas E. Kelly
                                     Title: Managing Member


                                   AMA98 CORPORATE, L.P.

                                   By:      Alloy Ventures 1998, LLC,
                                            its General Partner


                                   By /s/   Douglas E. Kelly
                                     -------------------------------------------
                                     Name:  Douglas E. Kelly
                                     Title: Managing Member


                                   AMA98 INVESTORS, L.P.

                                   By:      Alloy Ventures 1998, LLC,
                                            its General Partner


                                   By /s/   Douglas E. Kelly
                                     -------------------------------------------
                                     Name:  Douglas E. Kelly
                                     Title: Managing Member

                                   SERIES B PREFERRED STOCKHOLDERS


                                   AMA98 PARTNERS, L.P.

                                   By:      Alloy Ventures 1998, LLC,
                                            its General Partner


                                   By  /s/  Douglas E. Kelly
                                     -------------------------------------------
                                     Name:  Douglas E. Kelly
                                     Title: Managing Member


                                   AMA98 VENTURES, L.P.

                                   By:      Alloy Ventures 1998, LLC,
                                            its General Partner



                                   By  /s/  Douglas E. Kelly
                                     -------------------------------------------
                                     Name:  Douglas E. Kelly
                                     Title: Managing Member


                                   AMA98 CORPORATE, L.P.

                                   By:      Alloy Ventures 1998, LLC,
                                            its General Partner



                                   By  /s/  Douglas E. Kelly
                                     -------------------------------------------
                                     Name:  Douglas E. Kelly
                                     Title: Managing Member


                                   AMA98 INVESTORS, L.P.

                                   By:      Alloy Ventures 1998, LLC,
                                            its General Partner



                                   By  /s/  Douglas E. Kelly
                                     -------------------------------------------
                                     Name:  Douglas E. Kelly
                                     Title:  Managing Member

                               CHL MEDICAL PARTNERS, L.P.

                               By:      Collinson Howe and Lennox,
                                        its General Partner


                               By /s/  Timothy Howe
                                 -------------------------------------------
                                 Name: Timothy Howe
                                 Title:  Executive Vice President


                               FORWARD VENTURES III L.P.

                               By:      Forward III Associates, LLC,
                                        its General Partner


                               By /s/  Jeffrey D. Sollender
                                 -------------------------------------------
                                 Name: Jeffrey D. Sollender
                                 Title:  Managing Member


                               FORWARD VENTURES III INSTITUTIONAL PARTNERS
                               L.P.

                               By:      Forward III Associates, LLC,
                                        its General Partner


                               By /s/  Jeffrey D. Sollender
                                 -------------------------------------------
                                 Name: Jeffrey D. Sollender
                                 Title:  Managing Member


                               GIMV NV


                               By /s/  G. Mampaey
                                 -------------------------------------------
                                 Name: G. Mampaey
                                 Title: Vice President

                                      And

                               By /s/  Marc Vercruysse
                                 -------------------------------------------
                                 Name: Marc Vercruysse
                                 Title: Vice President